Exhibit 99.1

For Immediate Release

March 17, 2005

Rentech Issues Summary for Annual Meeting of Shareholders

Denver, Colorado- Rentech, Inc. (AMEX: RTK) today issued a summary of the topics discussed at its Annual Meeting of Shareholders being held today, March 17, 2005 in Denver, Colorado.

Gas-To-Liquids

Bolivia, South America

The political environment in Bolivia and the government’s inability to resolve and implement its hydrocarbons bill has caused a stalemate in energy development within Bolivia. Foreign investment into the energy sector of Bolivia has slowed and will remain as such until there is a more clear and stable path forward. GTL Bolivia and its partners are prepared to move forward on their proposed 10,000 barrel per day gas-to-liquids facility, using Rentech’s gas-to-liquids (GTL) technology, once the political situation improves. As a “fast track option” GTL Bolivia is evaluating the development of a 2500 barrel per day GTL facility that would require no foreign investment. Rentech anticipates that one of the two projects will move forward in 2005, provided that there is a positive change in the Bolivian political environment.

Pertamina, Indonesia

After the removal of the upper management of Indonesian Oil Company, Pertamina, by the national government over a year ago, the situation at Pertamina remains troubled at best. The government continues to change management and board members, leaving no clear leadership and causing decision making processes to be delayed. Pertamina has made clear to Rentech that the proposed methane complex project (MCP) is well regarded. Further, gas exploration in the region has shown substantial reserves to support a GTL anchored MCP without a Liquefied Natural Gas facility. Rentech’s agent, Sri-Gas of Jakarta, Indonesia, has introduced a significant Korean investor to Pertamina. They have proposed to partner in the MCP with Pertamina, taking the position as financial developer and placing Pertamina in the role as the gas supplier. The Company expects the negotiations for this arrangement to take another year but eventually provide the structure for a methane complex developed around Rentech’s GTL technology and patented poly-generation concept.

Papua New Guinea (PNG)

The proposed methane complex project in Papua New Guinea, similar to the Pertamina project, remains in an extended negotiation on the gas rights. This effort, which may parallel Rentech’s efforts with Pertamina, is also being lead by Sri-Gas, which is anticipating a project start sometime in 2006. The PNG government has agreed to the MCP and set aside sufficient gas reserves that can be utilized for the project.

Coal-to-Liquids

Australia

GTL ENERGY LIMITED (GTLE) of Unley, South Australia (GTL Energy), with whom Rentech signed a Memorandum of Understanding to grant one or more licenses, continues pre-engineering work on their proposed coal-to-liquids project in the Latrobe Valley in eastern Victoria, Australia. GTLE’s current efforts are focused on coal preparation and drying prior to gasification. This is a very important first step prior to coal entering the gasification unit.

Clean Coal Power Resources Inc., Vandalia, Illinois

Clean Coal Power Resources Inc. (CCPRI) of Louisville, Kentucky has informed Rentech that it has had delays in the development of its proposed $2.5 billion Phase 1 coal-to-electricity and 40,000 barrel per day Fischer-Tropsch (FT) fuels project, to be located in Vandalia, Illinois. CCPRI recently renegotiated the terms of a coal rights lease agreement with the Fayette County Board which ended an impasse by CCPRI and the County. The county board agreed to sell the rights on 159,214 acres of land in the county for $35 per acre, or a total price of $5,572,509. CCPRI is now working to secure funding to move forward with its development of the project and pay for its coal leases under the new lease agreement. Rentech remains prepared to support CCPRI’s efforts on the project which could produce up to 190,000 barrels per day of FT liquids from coal in Southern Illinois if all phases are completed. CCPRI, the project developer and owner, intends to implement Rentech’s technology to produce ultra-low-sulfur fuels and naphtha from synthesis gas, a mixture of hydrogen and carbon monoxide, made from coal.

Wyoming Business Council

Rentech continues its work on a feasibility study for a 10,000 barrel per day coal-to-liquids plant to be located in the Powder River Basin of Wyoming. Rentech is currently validating its final assumptions on the gasification of low rank coals and ancillary preparation of the coal prior to gasification. The $800,000 study is jointly funded by the Wyoming Business Council and Rentech with completion of the study scheduled for the end of April.

DKRW Energy, Houston, Texas

DKRW of Houston, Texas and Rentech are in discussions for Rentech to grant a license to DKRW to use the Rentech Process technology for a coal-to-liquids facility that DKRW has proposed near Medicine Bow, Wyoming. DKRW recently signed an option agreement with Arch Coal whereby, DKRW would acquire undeveloped coal reserves from Arch in Wyoming to be used as feedstock for a 33,000 barrel per day coal-to-liquids plant. Rentech is excited about the prospects for this near term project in Wyoming and the opportunity to be a part of the project. Rentech is supporting the phased approach DKRW is implementing in their project development efforts.

FT Solutions, South Jordan, Utah-Denver, Colorado

Rentech stated that it and FT Solutions LLC, a joint venture between Rentech and Headwaters Technology Innovation Group (HTI), were notified by the Department of Energy (DOE) on March 16, 2005, that they are part of a group led by HTI whose application has been selected for negotiations leading to award a DOE grant covering bench-scale and pilot-scale process development unit (PDU) testing of high and medium-alpha iron-based catalyst. The program calls for the production of high-hydrogen content Fischer-Tropsch liquids and to determine the catalyst with superior commercial potential for high hydrogen content liquids to meet the DOE’s hydrogen program goals. The DOE share of the 24 month program is $3,000,000.

Mergers and Acquisition

Royster-Clark Nitrogen, Inc., East Dubuque, Illinois

The Company announced in a press release on March 16, 2005 that Rentech Development Corporation (RDC), its wholly owned subsidiary, is continuing its work under the Stock Purchase Agreement with Royster-Clark, Inc., for the purchase of 100% of the issued and outstanding shares of Royster-Clark- Nitrogen (RCN), the owner of an 830-ton per day natural gas-fed nitrogen fertilizer plant in East Dubuque, Illinois.

Sand Creek Project, Commerce City, Colorado

Rentech and Republic Financial Corporation, each 50% owners of Sand Creek LLC, continue to pursue ongoing interest by third parties in the purchase of the methanol manufacturing equipment as well as the real estate of Sand Creek LLC. Interested parties continue to come forward and Rentech and Republic remain resolute in their efforts to sell the asset.

Wholly Owned Subsidiaries

Petroleum Mud Logging, Inc., Oklahoma City, Oklahoma

Petroleum Mud Logging, Inc.’s (PML) continues to set revenue records on a monthly basis. PML currently has 38 manned and 10 unmanned mud logging units in the field and is aggressively expanding its unmanned unit inventory. Record natural gas drilling, increased day rates and PML’s state of the art unmanned units are equally responsible for PML’s current success.

The PML unmanned unit service is becoming very popular. It provides information to the geologist sitting in his home office, during the drilling process through a satellite link. Its main application is on developmental or in-fill drilling sites where the geology is relatively known and verification information is needed to coincide with previous manned logs taken from the same formation. It reduces the drilling cost while supporting the drilling efforts on a reliable and cost effective basis.

As stated last year, the unmanned service is enhancing PML’s market share, which continues to grow. PML is the “first-mover” for their defined market area, specifically in the unmanned logging technology with the outlook for 2005 remaining very strong and continued growth opportunities in all areas of PML.

OKON, Inc., Commerce City, Colorado

On March 8, 2005 Rentech announced that it finalized an agreement and sold 100% of the outstanding capital stock of OKON, Inc. (OKON). The purchasing entity was Zinsser Co., Inc., a wholly owned subsidiary of RPM International Inc., one of the largest manufacturers and distributors of paints, coatings, and construction chemical products in the United States. The sales price of the transaction was $2 million. The sale included all underlying assets and intellectual properties of OKON.

REN CORPORATION, Stillwater, Oklahoma

REN Corporation, the Company’s 56% owned manufacturer of computer-controlled test equipment for fluids and hydraulics, estimates that it has approximately $5 million in contract bids for new work from several former and new customers for development of new test equipment. The ability to convert these bids to contracts and the timing and amount of revenue they might generate is uncertain, as the Company has continued to struggle generating income. If new revenues are not developed, Ren may not be able to continue its manufacturing operation.

SAFE HARBOR STATEMENT

Statements made in this release and the information incorporated by reference into this release that are not historical factual statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. This section is included for purposes of complying with those safe harbor provisions. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Rentech and its officers and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from expectations. Factors that could affect Rentech’s results include the availability of financing for projects, the decision of others as to proceeding with projects, the timing of various phases of the projects, and the entry into definitive agreements with others related to the project. Any forward-looking statements, whether made in this report or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this report and the various disclosures made by us about our businesses in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com.